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EXHIBIT 10.9
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                                THIRD AMENDMENT
                                      TO
                       AMERISTEEL STRATEGIC VALUE ADDED
                      EXECUTIVE SHORT-TERM INCENTIVE PLAN

     This Third Amendment to the AmeriSteel Strategic Value Added Executive Short-Term Incentive Plan is made and entered into by AmeriSteel Corporation (the "Company") this 21 day of October, 2000, but is effective for all purposes as of April 1, 2000.

                             W I T N E S S E T H:

     WHEREAS, the Company has previously adopted the AmeriSteel Strategic Value Added Executive Short-Term Incentive Plan (as amended to date, the "Plan"); and

     WHEREAS, Article VI of the Plan authorizes the Company to amend the Plan at any time with the approval of the Company's Board of Directors; and

     WHEREAS, the Company desires to amend the Plan further in certain respects.

     NOW, THEREFORE, in consideration of the premises, the Plan is hereby amended as follows:

     1.   Article I(f) of the Plan is amended to read as follows:

     (f) "Committee" shall mean the Executive Compensation Committee of the Board, composed of at least three (3) members of the Board, at least a majority of whom shall not participate in the Plan.

     2.   Article I(k) of the Plan is amended to read as follows:

     (k) "Plan Year" shall mean the period (which may be less than 12 months) that constitutes the fiscal year of the Company for financial accounting purposes.

     3.   Article V(a) of the Plan is amended to read as follows:

     (a) Although individual performance generally is not taken into account in determining the amount of any Award under this Plan, a Participant's performance for a Plan Year must at least "meet expectations" in order for the Participant to receive an Award for such Plan Year. The Committee shall have final authority to approve performance ratings for this purpose, and any decision of the Committee to forfeit a Prospective Award because of the lack of performance shall be final and conclusive on all parties. Any such forfeited Prospective Award shall not increase the amount available to other Participants.

     IN WITNESS WHEREOF, the foregoing Third Amendment is adopted by the
Company.
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                            AMERISTEEL CORPORATION


                            By: /s/ Tom Landa
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